EXHIBIT 1
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                             JOINT FILING AGREEMENT

         The undersigned hereby agree that this Statement on Schedule 13G with respect to the beneficial ownership of shares of Common Stock, no par value, of DataTrak International Inc. is filed jointly, on behalf of each of them.

Dated:   January 16, 2002

                               /s/ Kyle Krueger
                               -------------------------------
                               Kyle Krueger



                               /s/ Ann Krueger
                               ----------------------------
                               Ann Krueger


                               Apollo Capital Management Group, L.P.
                               By Apollo Capital Corp., its General Partner
                               /s/ Kyle Krueger
                               -------------------------------
                               By:  Kyle Krueger
                               Title:  President

                               Apollo Capital Corp.
                               /s/ Kyle Krueger
                               -------------------------------
                               By:  Kyle Krueger
                               Title:  President